Exhibit 99.2

ASTA FUNDING FOURTH QUARTER 2012 CONFERENCE

Moderator: Gary Stern

December 17, 2012

12:20 p.m. ET

Operator:	Good afternoon. My name is (Tyrone). I will be conference operator today. At this time, I would like to welcome everyone to Asta Funding conference call for the fiscal year and fourth-quarter periods ended September 30, 2012. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there’ll be a question and answer session. If you would like to ask a question during this time simply press star then the number one on a touch tone keypad..

Thank you. On today’s call is Mr. Gary Stern, Chairman and Chief Executive Officer; Mr. Bob Michel, Chief Financial Officer. Before our host, Gary Stern, discusses the Company’s current results, let me take a few minutes to read the following statement.

Except for statements of historical facts, all the statements made during the conference call are forward-looking statements. Although Asta Funding believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that these expectations will be realized. Forward-looking statements are not guarantees and are subject to numerous known and unknown risks and uncertainties that can cause actual results to diverge materially and adversely from results expressed or implied in such forward-looking statements.

Factors that can contribute to such differences include the Company’s ability to purchase defaulted consumer receivables at appropriate prices; changes in government regulations that affect the Company’s ability to collect sufficient amounts on defaulted customer receivables; the Company’s ability to employ and retain qualified employees; the Company’s ability to fund future portfolio purchases, changes in the credit or capital markets, changes in interest rates, deterioration and economic condition; negative press regarding the debt collection industry which may have a negative impact on debtors’ willingness to pay their debts.

Statements of assumptions underlying any of the foregoing and those factors identified in Asta Funding’s annual report on SEC Form 10-K for the fiscal year ended September 30, 2011, filed with the Securities and Exchange Commission and from time to time in it’s other filings with the Securities and Exchange Commission. Asta Funding’s filings with the Securities and Exchange Commission are available free of charge through the Company’s Web site at www.astafunding.com.

Now let me turn the call over to Gary Stern.

Gary Stern:	Thank you. Good afternoon, everyone, and thank you for joining today’s conference call.

We are pleased to report a profitable fiscal year 2012 in which we reported net income of $10 million as compared to net income of $10.5 million for the fiscal year 2011. Total revenues for the fiscal year ended September 30, 2012, were $44.5 million, an increase of $1.3 million over the prior year as income from fully amortized portfolios or zero basis revenue remains strong at $36.4 million for the fiscal year 2012 as compared to $34.6 million for fiscal year 2011.

We continue to move forward into fiscal year 2013 with a very strong balance sheet, no senior debt, strong cash flow and positioned well for funding potential investment opportunities without the immediate need for external financing. We are continuing in our core business. However, in this challenging pricing market and collection environment, we’re looking at alternative revenue sources that have the potential to provide attractive returns.

With regard to our distressed debt portfolios, the face value of the zero basis judgment portfolio is currently $1.3 billion. During the fiscal year 2012, we invested over $20 million in personal injury claims through our joint venture, Pegasus Funding LLC, and additionally we repurchased over $16 million worth of Asta Funding shares during the fiscal year. Our cash and cash equivalent position and investments at September 30, 2012 was $106.3 million. As of today, we have over $107 million of cash and cash equivalents and investments.

Also today I am announcing that the Board of Directors of Asta Funding has approved a special one-time annual accelerated dividend of $0.08 per share to shareholders of record on December 24, 2012, and payable on December 31, 2012. The Board of Directors and management team would like to thank the shareholders for their continued support. Overall we were pleased with the results of fiscal year 2012 and look forward to a strong fiscal year 2013.

Now I would like to turn the call over to Bob Michel, our Chief Financial Officer, who will provide some additional detail on the financial results

Thank you. Good afternoon, everyone, and thank you for joining today’s conference call.

We are pleased to report a profitable fiscal year 2012 in which we reported net income of $10 million as compared to net income of $10.5 million for the fiscal year 2011. Total revenues for the fiscal year ended September 30, 2012, were $44.5 million, an increase of $1.3 million over the prior year as income from fully amortized portfolios or zero basis revenue remains strong at $36.4 million for the fiscal year 2012 as compared to $34.6 million for fiscal year 2011.

We continue to move forward into fiscal year 2013 with a very strong balance sheet, no senior debt, strong cash flow and positioned well for funding potential investment opportunities without the immediate need for external financing. We are continuing in our core business. However, in this challenging pricing market and collection environment, we’re looking at alternative revenue sources that have the potential to provide attractive returns.

With regard to our distressed debt portfolios, the face value of the zero basis judgment portfolio is currently $1.3 billion. During the fiscal year 2012, we invested over $20 million in personal injury claims through our joint venture, Pegasus Funding LLC, and additionally we repurchased over $16 million worth of Asta Funding shares during the fiscal year. Our cash and cash equivalent position and investments at September 30, 2012 was $106.3 million. As of today, we have over $107 million of cash and cash equivalents and investments.

Also today I am announcing that the Board of Directors of Asta Funding has approved a special one-time annual accelerated dividend of $0.08 per share to shareholders of record on December 24, 2012, and payable on December 31, 2012. The Board of Directors and management team would like to thank the shareholders for their continued support. Overall we were pleased with the results of fiscal year 2012 and look forward to a strong fiscal year 2013.

Now I would like to turn the call over to Bob Michel, our Chief Financial Officer, who will provide some additional detail on the financial results.

Bob Michel:	Thank you, Gary, and good afternoon. For the fiscal year ended September 30, 2012, we reported net income of $10,037,000 or $0.70 per diluted share. This is just slightly below the $10,521,000 or $0.71 per diluted share we reported for fiscal year 2011. We reported net income of $1,552,000 or $0.12 per diluted share for the fourth quarter of fiscal year 2012 as compared to net income of $1,656,000 or $0.11 per diluted share in the fourth quarter of fiscal 2011.

The Company reported total revenues for fiscal year 2012 of $44,502,000 as compared to $43,167,000 for the year 2011, an increase of 3.1 percent. Included in reported revenues for fiscal year 2011 is a one-time charge against revenue of approximately $1.3 million due to a third-party servicer invoicing us for previously unbuilt collection costs. Even with this charge, revenue did increase slightly over the prior year.

The total revenues for the fourth quarter ended September 30, 2012, is $11,022,000 as compared to total revenues of $9,798,000 for the fourth quarter of fiscal 2011, an increase of 12.5 percent. Excluding that one-time charge of $1.3 million, the fourth-quarter fiscal year 2011 revenues were flat with the fourth quarter of 2012 as compared to fiscal 2011.

Other income was $3,903,000 for the year ended September 30, 2012 as compared to $557,000 for the fiscal year ended September 30, 2011. Included in other income in fiscal year 2012 was approximately $1.6 million of interest and dividend income and $1.6 million of interest and fee income from Pegasus Funding LLC. Other income for the fourth quarter of fiscal year 2012 was $1,184,000 as compared to $254,000 for the fourth quarter of fiscal year 2011. Other income in the fourth quarter of fiscal year 2012 included $415,000 of interest and dividends and $648,000 of interest and fee income from Pegasus Funding.

Finance income from fully amortized portfolios or zero basis income was $36.4 million for the year ended September 30, 2012, as compared to $34.3 million for the year ended September 30, 2011, an increase of $2.1 million over the prior year. Even excluding the one-time charge in the prior year, the fourth-quarter zero basis income remains strong, increasing $800,000 over the prior year. Zero basis income for the fourth quarter of fiscal 2012 was $9 million as compared to $7.4 million for the fourth quarter of fiscal 2010. Again, excluding the one-time charge, the zero basis income is up $300,000 from the prior year.

Net cash collections of consumer receivables acquired for liquidation during fiscal year 2012 were $70,019,000, including $117,000 of net collections represented by account sales as compared to net collections of $81,205,000, including $390,000 of debt collections represented by account sales in fiscal 2011. Net collections of consumer receivables acquired for liquidation for the three months ended September 30, 2012, were $15,861,000. Net collections of consumer receivables prior to liquidation were $16,466,000 for the fourth quarter of fiscal year 2011.

Collections from account sales for the fourth quarter of both fiscal year 2012 and 2011 were immaterial. Net collections on the Great Seneca portfolio were $12.9 million for the fiscal year ended 2012, just slightly less than the $13 million reported during the fiscal year 2011. Collections on Great Seneca were $3.1 million in the fourth quarter of fiscal year 2012, an improvement over the $2.6 million collected in the fourth quarter of fiscal 2011. Carrying value of the Great Seneca portfolio is $65.4 million at September 30, 2012, as compared to $78.3 million at September 30, 2011.

The Company invested over $20 million in personal injury claims during the fiscal year ended September 30, 2012, with the investment reaching $6.4 million in the fourth quarter.

General and administrative expenses for the year ended September 30, 2012, were $23,640,000 as compared to $21,807,000 during fiscal year ended September 30, 2011. General and administrative expenses were higher, primarily due to the inclusion of Pegasus Funding LLC unit during fiscal year 2012. Excluding the inclusion of Pegasus LLC, general administrations were up only slightly over the prior year. General and administrative expenses for the fourth quarter of fiscal year 2012 were $7,148,000, as compared to $5,704,000 in the fourth quarter of fiscal year 2011. Again, the primary reason for the increase in general and administrative expenses was the inclusion of Pegasus Funding in the fourth quarter of fiscal year 2012.

Interest expense was $2,539,000 for the fiscal year ended September 30, 2012 as compared to $3,016,000 for the fiscal year ended September 30, 2011. Interest expense was $600,000 for the fourth quarter of fiscal year 2012 as compared to $687,000 in the fourth quarter of fiscal 2011. Interest expense was lower as the Company continues to pay down the non-recourse debt due to the Bank of Montreal, along with a slightly lower rate during fiscal year 2012. We recorded impairments of $1,383,000 during the fiscal year ended September 30, 2012, as compared to impairments of $721,000 recorded in the previous year.

As Gary previously mentioned, we have over $107 million in cash and cash equivalents and investments currently. With respect to the Company’s stock buyback program announced in June of 2011 and modified in March of 2012, to date we have repurchased approximately 1.9 million shares at an average price of $9.16 for a total cost of approximately $17.5 million. We will continue to explore the opportunities to repurchase stock, whether in the market, which is subject to volume limitations, or possible larger blocks in private transactions, all in compliance with the law. Based on current market prices, we believe the repurchase program is prudent in the best interest of shareholders.

The Company’s book value per share as of September 30, 2012, was $12.96.

This concludes my remarks on the financial results, and I will turn the call back to Gary.

Thank you, Gary, and good afternoon. For the fiscal year ended September 30, 2012, we reported net income of $10,037,000 or $0.70 per diluted share. This is just slightly below the $10,521,000 or $0.71 per diluted share we reported for fiscal year 2011. We reported net income of $1,552,000 or $0.12 per diluted share for the fourth quarter of fiscal year 2012 as compared to net income of $1,656,000 or $0.11 per diluted share in the fourth quarter of fiscal 2011.

The Company reported total revenues for fiscal year 2012 of $44,502,000 as compared to $43,167,000 for the year 2011, an increase of 3.1 percent. Included in reported revenues for fiscal year 2011 is a one-time charge against revenue of approximately $1.3 million due to a third-party servicer invoicing us for previously unbuilt collection costs. Even with this charge, revenue did increase slightly over the prior year.

The total revenues for the fourth quarter ended September 30, 2012, is $11,022,000 as compared to total revenues of $9,798,000 for the fourth quarter of fiscal 2011, an increase of 12.5 percent. Excluding that one-time charge of $1.3 million, the fourth-quarter fiscal year 2011 revenues were flat with the fourth quarter of 2012 as compared to fiscal 2011.

Other income was $3,903,000 for the year ended September 30, 2012 as compared to $557,000 for the fiscal year ended September 30, 2011. Included in other income in fiscal year 2012 was approximately $1.6 million of interest and dividend income and $1.6 million of interest and fee income from Pegasus Funding LLC. Other income for the fourth quarter of fiscal year 2012 was $1,184,000 as compared to $254,000 for the fourth quarter of fiscal year 2011. Other income in the fourth quarter of fiscal year 2012 included $415,000 of interest and dividends and $648,000 of interest and fee income from Pegasus Funding.

Finance income from fully amortized portfolios or zero basis income was $36.4 million for the year ended September 30, 2012, as compared to $34.3 million for the year ended September 30, 2011, an increase of $2.1 million over the prior year. Even excluding the one-time charge in the prior year, the fourth-quarter zero basis income remains strong, increasing $800,000 over the prior year. Zero basis income for the fourth quarter of fiscal 2012 was $9 million as compared to $7.4 million for the fourth quarter of fiscal 2010. Again, excluding the one-time charge, the zero basis income is up $300,000 from the prior year.

Net cash collections of consumer receivables acquired for liquidation during fiscal year 2012 were $70,019,000, including $117,000 of net collections represented by account sales as compared to net collections of $81,205,000, including $390,000 of debt collections represented by account sales in fiscal 2011. Net collections of consumer receivables acquired for liquidation for the three months ended September 30, 2012, were $15,861,000. Net collections of consumer receivables prior to liquidation were $16,466,000 for the fourth quarter of fiscal year 2011.

Collections from account sales for the fourth quarter of both fiscal year 2012 and 2011 were immaterial. Net collections on the Great Seneca portfolio were $12.9 million for the fiscal year ended 2012, just slightly less than the $13 million reported during the fiscal year 2011. Collections on Great Seneca were $3.1 million in the fourth quarter of fiscal year 2012, an improvement over the $2.6 million collected in the fourth quarter of fiscal 2011. Carrying value of the Great Seneca portfolio is $65.4 million at September 30, 2012, as compared to $78.3 million at September 30, 2011.

The Company invested over $20 million in personal injury claims during the fiscal year ended September 30, 2012, with the investment reaching $6.4 million in the fourth quarter.

General and administrative expenses for the year ended September 30, 2012, were $23,640,000 as compared to $21,807,000 during fiscal year ended September 30, 2011. General and administrative expenses were higher, primarily due to the inclusion of Pegasus Funding LLC unit during fiscal year 2012. Excluding the inclusion of Pegasus LLC, general administrations were up only slightly over the prior year. General and administrative expenses for the fourth quarter of fiscal year 2012 were $7,148,000, as compared to $5,704,000 in the fourth quarter of fiscal year 2011. Again, the primary reason for the increase in general and administrative expenses was the inclusion of Pegasus Funding in the fourth quarter of fiscal year 2012.

Interest expense was $2,539,000 for the fiscal year ended September 30, 2012 as compared to $3,016,000 for the fiscal year ended September 30, 2011. Interest expense was $600,000 for the fourth quarter of fiscal year 2012 as compared to $687,000 in the fourth quarter of fiscal 2011. Interest expense was lower as the Company continues to pay down the non-recourse debt due to the Bank of Montreal, along with a slightly lower rate during fiscal year 2012. We recorded impairments of $1,383,000 during the fiscal year ended September 30, 2012, as compared to impairments of $721,000 recorded in the previous year.

As Gary previously mentioned, we have over $107 million in cash and cash equivalents and investments currently. With respect to the Company’s stock buyback program announced in June of 2011 and modified in March of 2012, to date we have repurchased approximately 1.9 million shares at an average price of $9.16 for a total cost of approximately $17.5 million. We will continue to explore the opportunities to repurchase stock, whether in the market, which is subject to volume limitations, or possible larger blocks in private transactions, all in compliance with the law. Based on current market prices, we believe the repurchase program is prudent in the best interest of shareholders.

The Company’s book value per share as of September 30, 2012, was $12.96.

This concludes my remarks on the financial results, and I will turn the call back to Gary.

Gary Stern:	Thanks, Bob. Now we would like to take questions

Operator:	Thank you ladies and gentleman. If you have a question please press star then one on your touch tone phone. Your question has been answered an you wish to remove yourself from the queue you can do so by pressing the pound key. Again if you have a question please press star then one on your touch tone phone. We’ll hold for questions.

We have a question from John Deysher, from Pinnacle.

John Deysher:	On Pegasus, I think you said that the income embedded in other income from Pegasus was $640,000 for the fourth quarter. Is that right?

Bob Michel $648,000, yes.

John Deysher:	OK, which brings the total for the year from Pegasus to — was it $1.6 million?

Bob Michel:	Yes.

John Deysher:	OK. Was there any matrimonial income included in the fourth-quarter other income.

Bob Michel:	Not in the fourth quarter of this year, no.

John Deysher:	OK. So if my numbers are correct, there was zero matrimonial income in the second quarter, $165,000 in the third and zero in the fourth?

Bob Michel:	That’s correct.

John Deysher:	OK. How do you all feel about Pegasus at this point? I mean you have had it for about nine months, and I’m just curious how you think it’s going so far.

Gary Stern:	It’s going ok. We are being very cautious. It’s going ok so far.

John Deysher:	OK. So you’re going to continue it?

Gary Stern:	- We anticipate continuing it, yes.

John Deysher:	And in terms of the expenses related to Pegasus, was there any amount that was incurred this fiscal year related to Pegasus that will not be incurred going forward?

Gary Stern:	They are building up the business at this point. So there’s expenses related to some infrastructure work, but it’s not that significant. It’s mostly the personnel costs that are in the expenses for this year. It’s not a very capital-intensive type of business.

John Deysher:	OK. I guess Mr. Piccolo was paid $700,000. Is that included in this fiscal year?

Gary Stern:	Well, that’s the total of his — the top side of his arrangement, and there is a portion of that in the results, yes.

John Deysher:	How much of that $700,000 is included in this fiscal year?

Gary Stern:	We are not disclosing that at this point.

John Deysher:	Well, the documentation says he’s paid on the first $20 million, and I think you said that you have booked $20 million in transactions. So why is it not all included in fiscal 2012? I mean, at least that’s what (multiple speakers) —

Gary Stern:	It’s payable over eight years.

John Deysher:	What’s that?

Gary Stern:	It’s payable over eight years.

John Deysher:	Oh, his amount is payable over eight years?

Gary Stern:	Yes.

John Deysher:	OK. And you are not willing to disclose how much was paid in fiscal 2012?

Gary Stern:	Not at this point.

John Deysher:	Will it be disclosed in the 10-K?

Bob Michel:	It’s just an item that — the total package has been disclosed, and the payable period is over that eight-year period.

John Deysher:	OK. So we are not going to disclose it in the K, either?

Bob Michel:	No.

John Deysher:	Thanks.

Operator:	Thank you. Again ladies and gentleman if you have a question please press star then one on your touch tone phone. I am showing no further questions at this time. I would like to turn the call over to management for any closing remarks.

Gary Stern:	Thank you for participating in our fiscal year 2012 conference call. As always, should you have any additional questions, please feel free to call Bob or myself. Have a pleasant day.

Operator:	Ladies and gentlemen, thank you for your participation in today’s conference. This concludes the program. You may now disconnect. Have a wonderful day.

END